Company Contact:	IR Contact:
Marie-Charlotte Patterson	Matt Hayden
AXS-One Inc.	Hayden Communications
201.372.6243	843-272-4653
mpatterson@axsone.com	matt@haydenir.com

FOR IMMEDIATE RELEASE

AXS-ONE COMPLETES $675,000 INVESTMENT BY MANAGEMENT AND BOARD MEMBERS

Board of Directors and Management Demonstrate Confidence in Business

RUTHERFORD, N.J., September 22, 2005 – AXS-One Inc. (AMEX: AXO), a leading provider of high-performance records compliance management software solutions, today announced that it had received shareholder approval for senior management and board members to participate by investing $675,000 in the recently announced financing of $6.75 million, which included a number of investors such as Potomac Capital and RIT Capital Partners plc. Under terms of the transaction, which was closed today, AXS-One sold shares of its common stock for $1.49 per share. In connection with the sale of common stock, the Company also issued to the investors three-year warrants to purchase 20 percent of the number of shares of common stock issued in connection with the offering, with the warrants being priced at $1.90 and $2.15 in two equal tranches. The two closings of this transaction resulted in net proceeds to the Company of approximately $6.45 million after transaction expenses. UK based RIT Capital Partners plc, the publicly listed UK investment trust chaired by Lord Rothschild, is the largest investor in the offering which was led by New York City based Potomac Capital, an existing shareholder. AXS-One Management and Board together represent 10 percent of the investment. Kaufman Bros., L.P. served as the placement agent in this transaction.

"This transaction not only provides additional capital to facilitate our business plan and growth strategy, but also demonstrates confidence from several significant institutional investors, the management team and board of directors in the Company's direction and the market opportunity for Records Compliance Management solutions," commented Bill Lyons, AXS-One's Chairman and Chief Executive Officer. "With the two recent customer wins and the additional capital infusion, AXS-One management and its board believe the company is beginning to successfully execute on its strategy of capturing a meaningful share of the Records Compliance Management market. As we build off our recent new customer momentum, with our stronger balance sheet and increased working capital, we believe we have positioned, AXS-One for continued near-term success."

The shares of common stock and warrants issuable in the private placement to management and board members have not been registered under the Securities Act of 1933 and may not be subsequently offered or sold by the investors absent registration or an applicable exemption from the registration requirements. AXS-One has agreed to file a registration statement covering the resale of the securities issued in this transaction and issuable upon exercise of the warrants.

For additional information, please refer to AXS-One's current report on Form 8-K to be filed with the Securities and Exchange Commission with respect to this transaction.

Special Note Regarding Forward-Looking Statements: A number of statements contained in this release are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that involve risks and uncertainties that could cause actual results to differ materially from those expressed or implied in the applicable statements. These risks and uncertainties include, but are not limited to: our ability to grow license and service revenue; potential vulnerability to technological obsolescence; the risks that its current and future products may contain errors or defects that would be difficult and costly to detect and correct; potential difficulties in managing growth; dependence on key personnel; the possible impact of competitive products and pricing; and other risks described in more detail in AXS-One's Securities and Exchange Commission filings.

About AXS-One Inc.

AXS-One Inc. (AMEX:AXO - News) is a leading provider of high performance Records Compliance Management solutions. The AXS-One Compliance Platform enables organizations to implement secure, scalable and enforceable policies that address records management for corporate governance, legal discovery and industry regulations such as SEC17a-4, NASD 3010, Sarbanes-Oxley, HIPAA, The Patriot Act and Gramm-Leach Bliley. AXS-One's award-winning technology has been critically acclaimed as best of class and delivers digital archiving, business process management, electronic document delivery and integrated records disposition and discovery for e-mail, instant messaging, images, SAP and other corporate records. Founded in 1979, and headquartered in Rutherford, NJ, AXS-One has offices worldwide including in the United States, Australia, Singapore, United Kingdom and South Africa. For further information, visit the AXS-One web site at http://www.axsone.com.

AXS-One, the AXS-One logo, "Access Tomorrow Today," AXSPoint, and TransAXS are registered trademarks of, and AXS-One Compliance Platform, AXS-One Rapid-AXS, AXS-One Retention Manager, "The Records Compliance Management Company," e-Cellerator, AXS Desk, "AXS-One Collaboration FrameWorks," SMART, AXS-Link and Tivity are trademarks of AXS-One Inc., in the U.S. All other company and product names are trademarks or registered trademarks of their respective companies.

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